UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2008 (October 20, 2008)

US AIRWAYS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8444	54-1194634
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

(Former name or former address if changed since last report.)

US AIRWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8442	53-0218143
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 20, 2008, US Airways Group, Inc. (“US Airways Group”) entered into an amendment (the “Loan Agreement Amendment”) to the Loan Agreement dated as of March 23, 2007, as amended (the “Loan Agreement”), among US Airways Group, certain of its subsidiaries signatory thereto, and Citicorp North America, Inc., as administrative agent and collateral agent for the lenders thereunder. Pursuant to the Loan Agreement Amendment, US Airways Group repaid $400 million of indebtedness under the Loan Agreement reducing the principal amount outstanding thereunder to approximately $1.184 billion. The Loan Agreement Amendment also provides for a reduction in the amount of unrestricted cash required to be held by US Airways Group from $1.25 billion to $850 million, and US Airways Group may, prior to September 30, 2009, further reduce that minimum requirement to $750 million if it repays up to $100 million amount of indebtedness under the Loan Agreement. The Loan Agreement Amendment also provides that US Airways Group may sell, finance or otherwise pledge assets that were pledged as collateral under the Loan Agreement, so long as it prepays the indebtedness under the Loan Agreement in an amount equal to 75% of the appraised value of the collateral sold or assigned or 75% of the collateral value of eligible accounts determined in accordance with the Loan Agreement sold or financed in such transaction. In addition, the Loan Agreement Amendment provides that US Airways Group may issue debt in the future with a silent second lien on the assets pledged as collateral under the Loan Agreement.

US Airways Group also entered into Amendment No. 6 to the America West Co-Branded Card Agreement (the “Co-Branded Card Amendment”), effective as of October 20, 2008, with Barclays Bank Delaware (“Barclays”). The Co-Branded Card Amendment provides for, among other things, the pre-purchase of frequent flyer miles in an amount totaling $200 million. The Co-Branded Card Amendment provides that so long as any pre-purchased miles are outstanding, US Airways Group will pay interest to Barclays on the outstanding dollar amount of the pre-purchased miles at the rate of LIBOR plus a margin.

The Co-Branded Card Amendment provides that Barclays shall compensate US Airways Group for fees earned using pre-purchased miles. In addition, the Co-Branded Card Amendment provides that for each month that certain conditions are met, Barclays shall pre-purchase additional miles (each a “Subsequent Purchase”) on a monthly basis in an amount equal to the difference between $200 million (the “Cap”) and the amount of unused miles then outstanding. Prior to the second anniversary of the date of the Co-Branded Card Amendment (the “Reduction Commencement Date”) the Cap may be reduced if certain conditions are not met. Commencing on the Reduction Commencement Date, the Cap shall be reduced over a period of approximately two years until such time as no pre-purchased miles remain; provided, that the time of reduction of the Cap may be accelerated if certain conditions are not met.

US Airways Group may repurchase any or all of the pre-purchased miles at any time, from time to time, without penalty.

Pursuant to the Co-Branded Card Amendment, the expiration date of the Co-Branded Card Agreement was extended to 2017.

On October 20, 2008 US Airways, Inc. (“US Airways”) entered into (i) a $270 million Loan Agreement [Spare Parts] (the “Spare Parts Loan Agreement”) with the lenders from time to time party thereto and General Electric Capital Corporation, as administrative agent and collateral agent, and (ii) a $85.171 million Loan Agreement [Engines] (the “Engines Loan Agreement” and together with the Spare Parts Loan Agreement, the “New Loan Agreements”) with the lenders from time to time party thereto and such administrative agent and collateral agent. The proceeds of the term loans made under the New Loan Agreements were used to repay a portion of the outstanding indebtedness under the Loan Agreement pursuant to the Loan Agreement Amendment.

US Airways’ obligations under the Spare Parts Loan Agreement are secured by a first priority security interest in substantially all of US Airways’ rotable, repairable and expendable parts (collectively, the “Spare Parts Collateral”). The obligations under the Engines Loan Agreement are secured by a first priority security interest in 36 of US Airways’ aircraft engines (the “Engines Collateral”). US Airways has also agreed that other obligations owed by it or its affiliates to the administrative agent or its affiliates (including the loans under the New Loan Agreements held by such administrative agent or its affiliates) shall be secured on a second priority basis by the Spare Parts Collateral, the Engines Collateral and certain other engines and aircraft.

The term loans under the New Loan Agreements will bear interest at a rate equal to LIBOR plus a margin per annum, subject to adjustment in certain circumstances.

The Spare Parts Loan Agreement contains customary representations and warranties, events of default and covenants for aircraft spare parts financings of this nature. Such covenants include obligations to maintain compliance with covenants tied to the appraised value of US Airways’ spare parts. The Engines Loan Agreement contains customary representations and warranties, events of default and covenants for aircraft engine financings of this nature. Such covenants include obligations to maintain compliance with covenants tied to the appraised value and maintenance condition of US Airways’ engines.

The Spare Parts Loan Agreement matures on the sixth anniversary of the closing date, and is subject to quarterly amortization in amounts ranging from $7,500,000 to $15,000,000. The Spare Parts Loan Agreement may not be voluntarily prepaid during the first three years of the term; provided that in certain circumstances US Airways may prepay $100,000,000 of the loans under the Spare Parts Loan Agreement (in which case the Spare Parts Loan Agreement will mature on the fifth anniversary of the closing date). If such $100,000,000 prepayment is made, the lien on the Spare Parts Collateral consisting of expendables will be released. The Spare Parts Loan Agreement may be voluntarily prepaid after the third anniversary of the closing date. The Engines Loan Agreement, which may not be voluntarily prepaid prior to the third anniversary of the closing date, matures on the sixth anniversary of the closing date, and is subject to amortization in 24 equal installments.

On October 20, 2008, US Airways and Airbus S.A.S. (“Airbus”) entered into (i) Amendment No. 2 to the Amended and Restated Airbus A320 Family Aircraft Purchase Agreement dated as of October 2, 2007 (the “A320 Amendment”), (ii) Amendment No. 2 to the A330 Family Aircraft Purchase Agreement dated as of October 2, 2007 (the “A330 Amendment”) and (iii) Amendment No. 1 to the Amended and Restated Airbus A350 XWB Purchase Agreement dated as of October 2, 2007 (the “A350 XWB Amendment” and together with the A320 Amendment and the A330 Amendment, the “Purchase Agreement Amendments”). In exchange for US Airways’ agreement to the amendments contained in the Purchase Agreement Amendments, Airbus advanced to US Airways Group $200 million earned in consideration of aircraft deliveries under the various related purchase agreements.

Under the terms of each of the Purchase Agreement Amendments, US Airways has agreed to maintain a level of unrestricted cash in the same amount required by the Loan Agreement.

In addition, under the terms of the A350 Amendment, deliveries of the 22 firm order A350 XWB aircraft will begin in 2015, rather than 2014, and will extend through 2018.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference herein.

Item 8.01. Other Events.

On October 23, 2008 US Airways Group announced that as part of a comprehensive liquidity program launched in mid August, US Airways Group has raised approximately $950 million of financing and near-term liquidity commitments from several of its strategic business partners, including the transactions contemplated by the Co-Branded Card Amendment, the New Loan Agreements and the Purchase Agreement Amendments. US Airways announced that on October 20, 2008 it closed on $800 million of these transactions, including the Co-Branded Card Amendment, the New Loan Agreements and the Purchase Agreement Amendments, with $400 million of proceeds used to prepay a portion of the principal amount outstanding under the Loan Agreement in accordance with the Loan Agreement Amendment. In exchange for this prepayment, the unrestricted cash covenant contained in the Loan Agreement has been reduced from $1.25 billion to $850 million. The Loan Agreement’s term remains the same at seven years with substantially all of the principal amount payable at maturity in March of 2014. The remaining proceeds from these financing transactions, approximately $370 million after payment of certain bank and other service fees, increase US Airways Group’s total cash position and will be used for general corporate purposes. The remaining $150 million of liquidity commitments are expected to close during the fourth quarter, with cash benefits realized through 2009.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated October 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, US Airways Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Airways Group, Inc.
Dated: October 23, 2008	By:	/s/ Derek J. Kerr

Derek J. Kerr
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, US Airways, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Airways, Inc.
Dated: October 23, 2008	By:	/s/ Derek J. Kerr

Derek J. Kerr
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated October 23, 2008